Exhibit 99.1

www.casipharmaceuticals.com

FOR IMMEDIATE RELEASE

CASI PHARMACEUTICALS REPORTS THIRD QUARTER 2014 FINANCIAL RESULTS

ROCKVILLE, Md. (November 14, 2014) – CASI Pharmaceuticals, Inc. (Nasdaq: CASI), a biopharmaceutical company dedicated to the acquisition, development and commercialization of innovative therapeutics addressing cancer and other unmet medical needs for the global market with a primary focus on China, today reported financial results for the three and nine months ended September 30, 2014.

CASI reported a net loss for the third quarter of 2014 of ($21.5 million), or ($0.77) per share, which includes non-cash expense of $19.7 million associated with the September 2014 in-license agreements with Spectrum Pharmaceuticals. Excluding this non-cash expense, the net loss for the third quarter was ($1.9 million), or ($0.07) per share, compared with a net loss of ($1.4 million), or ($0.05) per share, for the same period last year.

CASI reported a net loss for the first nine months of 2014 of ($24.6 million), or ($0.90) per share, which includes the above non-cash expense associated with the in-license agreements with Spectrum Pharmaceuticals. Excluding this non-cash expense, the net loss for the first nine months of 2014 was ($4.9 million), or ($0.18) per share, compared with a net loss of ($4.4 million), or ($0.17) per share, for the first nine months of 2013. The increase in reported net loss for the quarter and nine months is primarily due to the Company’s acquisition of greater China rights for three late-stage products from Spectrum Pharmaceuticals, which were acquired primarily with equity and no cash up front, and resulted in the transformation of the Company’s product pipeline.

As of September 30, 2014, CASI had cash and cash equivalents of approximately $11.8 million.

Commenting on these results, Sara B. Capitelli, CASI’s Vice President, Finance, said, “Our third quarter 2014 financial results were in line with expectations. Research and development expenses decreased compared with the previous year primarily due to costs associated with our crossover bioavailability and food effect study of ENMD-2076 incurred during the 2013 period that were not present in the 2014 period, offset by higher non-cash stock-based compensation expense of $0.2 million and increased personnel costs associated with new employees in China in the 2014 period. The increase in general and administrative expenses compared with the previous year primarily reflects higher non-cash stock-based compensation expense of $0.4 million. As we continue to execute our regulatory, clinical and business development plan, we expect operating expenses to increase for the remainder of 2014.”

Ken K. Ren, Ph.D., CASI’s Chief Executive Officer, stated, “We are excited about the additions of greater China rights to ZEVALIN®, MARQIBO® and CE melphalan to our pipeline and are pleased with our investment in the three products. Also we are satisfied with our financial position overall and will continue to manage expenditures conservatively as we advance the development of these products as well as ENMD-2076.”

CASI Pharmaceuticals, Inc. / 9620 Medical Center Drive / Suite 300 / Rockville, MD 20850

Phone 240.864.2600 /Fax 301.315.2437

Commenting further on the Company’s development progress, Dr. Ren added, “We are currently working on our commercialization plan initially for ZEVALIN® in Hong Kong and on regulatory filings for ZEVALIN® in China and Taiwan, as well as regulatory filings for MARQIBO® in the greater China territory. Development activities will be initiated for CE melphalan once it receives approval by the U.S. Food and Drug Administration (FDA). We are also advancing the development of ENMD-2076 as we finalize plans for an advanced late-stage clinical trial in fibrolamellar carcinoma patients, following the recent receipt of IND allowance by the FDA. We are also expanding our ongoing trials in triple-negative breast cancer, soft tissue sarcoma and ovarian clear cell carcinoma into China as we execute on our cost-effective drug development strategy.”

About CASI Pharmaceuticals, Inc.

CASI is a biopharmaceutical company dedicated to the acquisition, development and commercialization of innovative therapeutics addressing cancer and other unmet medical needs for the global market with a primary focus on China. CASI’s product pipeline includes exclusive regional rights to ZEVALIN® (ibritumomab tiuxetan), MARQIBO® (vinCRIStine sulfate LIPOSOME injection) and Captisol-EnabledTM (propylene glycol-free) melphalan (CE melphalan) in greater China (including Taiwan, Hong Kong and Macau). CASI’s development pipeline also includes its proprietary drug candidate ENMD-2076, a selective angiogenic kinase inhibitor currently in multiple Phase 2 oncology studies, and 2ME2 (2-methoxyestradial) currently under reformulation development. CASI is headquartered in Rockville, Maryland and has a wholly owned subsidiary and R&D operations in Beijing, China. More information on CASI is available at www.casipharmaceuticals.com and in the Company’s filings with the U.S. Securities and Exchange Commission. In addition, CASI will be updating its Corporate Presentation to be available on its website at www.casipharmaceuticals.com/investor-relations

Forward Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act with respect to the outlook for expectations for future financial or business performance, strategies, expectations and goals. Forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made, and no duty to update forward-looking statements is assumed. Actual results could differ materially from those currently anticipated due to a number of factors, including: the risk that we may be unable to continue as a going concern as a result of our inability to raise sufficient capital for our operational needs; the possibility that we may be delisted from trading on the Nasdaq Capital Market; the volatility in the market price of our common stock; the difficulty of executing our business strategy in China; our inability to enter into strategic partnerships for the development, commercialization, manufacturing and distribution of our proposed product candidate or future candidates; risks relating to the need for additional capital and the uncertainty of securing additional funding on favorable terms; risks associated with our product candidates; risks associated with any early-stage products under development; the risk that results in preclinical models are not necessarily indicative of clinical results; uncertainties relating to preclinical and clinical trials, including delays to the commencement of such trials; the lack of success in the clinical development of any of our products; dependence on third parties; risks relating to the commercialization, if any, of our proposed products (such as marketing, safety, regulatory, patent, product liability, supply, competition and other risks); risks relating to interests of our largest stockholders that differ from our other stockholders; and the risk of substantial dilution of existing stockholders in future stock issuances. Such factors, among others, could have a material adverse effect upon our business, results of operations and financial condition. We caution readers not to place undue reliance on any forward-looking statements, which only speak as of the date made. Additional information about the factors and risks that could affect our business, financial condition and results of operations, are contained in our filings with the U.S. Securities and Exchange Commission, which are available at www.sec.gov.

ZEVALIN® and MARQIBO® are registered trademarks of Spectrum Pharmaceuticals, Inc. and its affiliates. Captisol-Enabled™ is the trademark property of its owner.

COMPANY CONTACT:

CASI Pharmaceuticals, Inc.

240.864.2643

ir@casipharmaceuticals.com

INVESTOR CONTACT:

LHA

Kim Sutton Golodetz

212.838.3777

kgolodetz@lhai.com

(Financial Table Attached)

CASI PHARMACEUTICALS, INC.

SUMMARY OF OPERATING RESULTS

Three Months Ended September 30,

	2014	2013

Total revenues	$-	$-

Research and development	$697,001	$779,953

General and administrative	$1,150,164	$662,621

Acquired in-process research and development	$19,681,711	$-

Net loss	$(21,538,384)	$(1,442,166)

Net loss per share attributable to common shareholders (basic and diluted)	$(0.77)	$(0.05)

Weighted average number of shares outstanding (basic and diluted)	27,804,223	27,031,734

Cash and cash equivalents	$11,817,324	$15,871,694

Nine Months Ended September 30,

	2014	2013

Total revenues	$-	$-

Research and development	$1,981,468	$2,079,341

General and administrative	$2,933,456	$2,351,793

Acquired in-process research and development	$19,681,711	$-

Net loss	$(24,605,631)	$(4,429,893)

Net loss per share attributable to common shareholders (basic and diluted)	$(0.90)	$(0.17)

Weighted average number of shares outstanding (basic and diluted)	27,297,828	25,817,642

Cash and cash equivalents	$11,817,324	$15,871,694

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